UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant Filed by a Party other than the Registrant

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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

Quest Diagnostics Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Compensation Committee of our Board of Directors has approved an amendment to the terms of the Amended and Restated Employee Long-Term Incentive Plan (the "Plan"), which is being submitted to our shareholders at the 2005 annual meeting of shareholders of Quest Diagnostics Incorporated to be held on Tuesday, May 10, 2005.  The proposed amendment will limit to 3,500,000 the maximum number of shares that may be delivered in connection with awards of restricted stock and other stock-based awards under the Plan that are not stock options or stock appreciation rights on or after the date the Plan is approved by shareholders. This filing amends the filing made previously today.